UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 2, 2008

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 2, 2008, TETRA Technologies, Inc. (the "Company") announced that it and certain of its officers have been named as defendants in a purported securities class action lawsuit filed in the United States District Court for the Southern District of Texas. The complaint alleges, among other things, that the defendants made false and misleading statements and failed to disclose material information in various press releases and other public statements from January 3, 2007 through October 16, 2007. The Company believes that it has substantial and meritorious legal and factual defenses, which the Company intends to pursue vigorously. The Company does not intend to make future announcements or file further Current Reports on Form 8-K describing any additional lawsuits that may be filed that are based on allegations substantially similar to those described above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 2, 2008, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By: /s/Geoffrey M. Hertel

Geoffrey M. Hertel

President & Chief Executive Officer

Date: April 2, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 2, 2008, issued by TETRA Technologies, Inc.